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                                                                    EXHIBIT 10.1

[BELDEN LOGO]

NON-EMPLOYEE DIRECTOR RESTRICTED STOCK AWARD AGREEMENT

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                                                     NUMBER OF SHARES OF
GRANTED TO:                         GRANT DATE       BELDEN INC. COMMON         SOCIAL SECURITY NUMBER
                                    ------------------------------------------------------------------
        LORNE D. BAIN               MAY 7, 2003             2,000                    XXX-XX-XXXX
                                    ------------------------------------------------------------------

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This Agreement is made between Belden Inc., a Delaware corporation, having its principal office in St. Louis, Missouri (the "Company"), and the undersigned, a non-employee director of the Company.

The parties have agreed as follows:

1. Pursuant to the 2003 Belden Inc. Long-Term Incentive Plan (the "Plan"), the Company grants to the director a restricted stock award in the number of shares of the Company's common stock, par value $.01 per share, noted above (the "Restricted Shares"), on the grant date, subject to the following conditions and the terms and conditions of the
         Plan:

         (a) Transfer Restrictions. The Restricted Shares shall not be sold, exchanged, transferred, pledged, or otherwise disposed of before the director's departure from the Board of Directors of the Company, other than for cause. However, to meet the requirements of Rule 16b-3 under the Securities and Exchange Act of 1934, a director will not be permitted to transfer the Restricted Shares prior to the expiration of six (6) months from the grant date.

         (b) Disability/Death. In the event of disability or death of the director during continued service with the Company, the Transfer Restrictions shall lapse and be of no further force or effect and the shares shall be deemed fully vested, unless the date of disability or death occurs prior to the expiration of six months from the date of grant.

         (c) Transferability. Prior to the lapsing of the Transfer Restrictions, no Restricted Shares shall be transferable by a non-employee director except pursuant to a qualified domestic relations order (as defined by the Internal Revenue Code).

         (d) Change of Control. In the event of a Change of Control, as defined in the Plan, the restrictions applicable to all shares of Restricted Shares shall lapse and such shares shall be deemed fully vested.

         The Committee has the absolute discretion to determine whether to issue share certificates for any Restricted Shares awarded to the director while they are subject to any Transfer Restrictions. Thereafter, the director will be entitled to receive share certificates for such shares.

         The Restricted Shares granted under this Agreement are subject to the Company's registering the shares under applicable securities laws.

2. Subject to the Transfer Restrictions, the director shall have all of the rights of a shareholder of the Company with respect to such Restricted Shares, including the right to vote such Restricted Shares and to receive all dividends or other distributions paid with respect to such Restricted Shares.

3. To the extent the issuance of Restricted Shares or the lapse of Transfer Restrictions results in the receipt of compensation to the director, the Company is authorized to withhold from any cash compensation then or thereafter payable to the director any tax required to be withheld by reason of the receipt of compensation resulting from the award, the issuance of shares or the lapse of the Transfer Restrictions.

4. The director authorizes the Company or its agent to retain custody of any certificates representing the Restricted Shares awarded by this Agreement until the Transfer Restrictions lapse. The director agrees to take any action, and consents to taking such action by the Company, with respect to the Restricted Shares awarded by this Agreement to achieve compliance with applicable laws or regulations. Any determination by the Company's legal counsel with respect to such need for any action to achieve compliance shall be final and binding.

5. The Compensation Committee of the Company (the "Committee") shall have authority, subject to the express provisions of the Plan, to construe this Agreement and the Plan, to establish, amend and rescind rules and regulations relating to the Plan, and to make all other determinations in the judgment of the Committee necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in this Agreement in the manner and to the extent it shall deem expedient to carry out the purpose of the Plan. All action by the Committee under the provisions of this paragraph shall be final and binding for all purposes.

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                                                                    EXHIBIT 10.1

6. Notwithstanding any provisions hereof, this Agreement and the Restricted Shares granted hereunder shall be subject to all of the provisions of the Plan as are in effect from time to time, which provisions are incorporated herein by reference.

7. This Agreement shall be construed and enforced in accordance with the laws of Delaware, other than any choice of law provisions calling for the application of the laws of another jurisdiction.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate as of the Grant Date first above written.

Belden Inc.

By /s/ C. Baker Cunningham
   -----------------------------------
   C. Baker Cunningham
   Chairman, President
   and Chief Executive Officer

Director Signature /s/ Lorne D. Bain
                   -----------------------------

Social Security No. ____________________________

Home Address ___________________________________

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